Exhibit 99.36

MBNA MASTER CREDIT CARD TRUST II

SERIES 1998-F

KEY PERFORMANCE FACTORS
September 30, 1998



Expected B Maturity 9/15/2005


Blended Coupon 5.8507%


Excess Protection Level
3 Month Average   2.85%
September, 1998   2.85%
August, 1998  N/A
July, 1998  N/A


Cash Yield17.82%


Investor Charge Offs 4.63%


Base Rate10.34%


Over 35 Day Delinquency 5.04%


Seller's Interest13.10%


Total Payment Rate13.10%


Total Principal Balance$39,849,511,082.92


 Investor Participation Amount$500,000,000.00


Seller Participation Amount$5,219,716,564.43

For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 8.34% (35/360) was used. The Base Rate was calculated using a 35 day monthly period, 8/26/98-9/30/98.